UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	August 8, 2018 (August 3, 2018)

Brookdale Senior Living Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-32641	20-3068069
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

111 Westwood Place, Suite 400, Brentwood, Tennessee		37027
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code	(615) 221-2250

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

On August 3, 2018, Jeffrey R. Leeds provided notice to the Board of Directors (the "Board") of Brookdale Senior Living Inc. (the "Company") that he will not be standing for re-election as a Class III director at the Company's 2018 annual meeting of stockholders scheduled to be held on October 4, 2018 (the "Annual Meeting") and will retire from the Board upon expiration of his term at the conclusion of the Annual Meeting. Mr. Leeds' retirement from the Board was not due to any disagreement with the Company, the Board or the management of the Company on any matter relating to the Company’s operations, policies, practices or otherwise.

(d)

On August 3, 2018, upon the recommendation of the Nominating and Corporate Governance Committee, the Board unanimously approved (i) an increase to the number of directors constituting the Board by one, from seven to eight, (ii) an increase to the number of Class III directors by one, from two to three, and (iii) the appointment of Rita Johnson-Mills to the Board as a Class III director for a term scheduled to expire, along with the other Class III directors, at the Annual Meeting. Ms. Johnson-Mills has not yet been appointed to serve on any committees of the Board. There are no arrangements or understandings between Ms. Johnson-Mills and any other persons pursuant to which she was selected as a director.  The Board has determined that Ms. Johnson-Mills qualifies as an independent director under the listing standards of the New York Stock Exchange and applicable Securities and Exchange Commission ("SEC") rules.  Additionally, there are no transactions involving Ms. Johnson-Mills that are required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with Ms. Johnson-Mills' appointment to the Board, she will receive an award of restricted stock under the Company's Amended and Restated 2014 Omnibus Incentive Plan with a grant date value of approximately $100,000 and which will vest, subject to continued service, on the first anniversary of the date of grant.  In addition, Ms. Johnson-Mills will participate in the Company's compensation arrangements for non-employee directors, which are described in the Company's Amendment No. 1 to its Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the SEC on April 24, 2018.  The Company will enter into an indemnification agreement with Ms. Johnson-Mills in substantially the form of the Form Indemnification Agreement for Directors and Officers filed by the Company with the SEC on February 28, 2011 as an exhibit to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROOKDALE SENIOR LIVING INC.

Date:	August 8, 2018	By:	/s/ Chad C. White
		Name:	Chad C. White
		Title:	Executive Vice President, General Counsel and Secretary

3